UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2015

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2015, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Borrower entered into a Credit Agreement (the “Term Loan Credit Agreement”) with PNC Bank, National Association, as administrative agent, and certain other lenders named therein (collectively, the “Lenders”). The Term Loan Credit Agreement provides for a $125 million unsecured term loan facility. Pursuant to the Term Loan Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Term Loan Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Term Loan Credit Agreement.
The Term Loan Credit Agreement provides for a $125 million unsecured term loan facility, which matures on January 10, 2021. Subject to certain terms and conditions set forth in the Term Loan Credit Agreement, the Borrower may request additional lender commitments of up to an additional aggregate of $125 million so that the Borrower may borrow up to a maximum of $250 million under the facility.
Borrowings under the unsecured term loan facility will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company’s leverage ratio or (ii) the Base Rate (as defined in the Term Loan Credit Agreement) plus a margin that is based on the Company’s leverage ratio. The margins range in amount from 1.45% to 2.20% for LIBOR-based loans and 0.45% to 1.20% for Base Rate-based loans, depending on the Company’s leverage ratio.
If the Company or the Borrower attains an investment-grade rating from either Moody’s Investors Service or Standard & Poor’s, the Company may elect to convert the pricing structure under the Term Loan Credit Agreement to be based on such rating. In that event, the margins will range in amount from 0.90% to 1.75% for LIBOR-based loans and 0.00% to 0.75% for Base Rate-based loans, depending on such rating.
The Borrower may prepay in whole or in part the principal balance of borrowings under the unsecured term loan facility at any time or from time to time without penalty or premium.
The Borrower’s ability to borrow under the Term Loan Credit Agreement is subject to its ongoing compliance with a number of customary financial covenants (each as defined in the Term Loan Credit Agreement), including:

•	a maximum consolidated leverage ratio of 6.50:1.00 (and up to 7.00:1.00 for up to two quarters);

•	a minimum consolidated fixed charge coverage ratio of 1.50:1.00; and

•	a maximum percentage of consolidated secured debt to consolidated total asset value of 45%.

The Term Loan Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds from borrowings under the unsecured term loan facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Term Loan Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
The Company has not borrowed any amount under the unsecured term loan facility but expects to borrow $125 million under the facility in July 2015.
Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.
The foregoing description of the Term Loan Credit Agreement is not complete. A copy of the Term Loan Credit Agreement will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.
Item 7.01. Regulation FD Disclosure.

On June 10, 2015, the Company issued a press release announcing that its Board of Trustees has declared cash dividends per share of its common and preferred shares of beneficial interest. On June 10, 2015, the Company issued a press release announcing the entry into the Term Loan Credit Agreement described under Item 1.01 of this Current Report on Form 8-K. On

June 11, 2015, the Company issued a press release announcing that it has acquired the 221-room The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel located in San Francisco, California.
Copies of the three press releases are furnished as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.
A copy of materials about the acquired hotel property that the Company intends to distribute is furnished as Exhibit 99.4 to this Current Report on Form 8-K. Additionally, the Company has posted these materials in the Portfolio section of its website at www.pebblebrookhotels.com.
Item 8.01. Other Events.

On June 9, 2015, the Board of Trustees of the Company (the “Board”) declared a dividend of $0.31 per share on the Company’s common shares of beneficial interest, $0.01 par value per share (“Common Shares”), for the quarter ending June 30, 2015 (the “Common Dividend”).
On June 9, 2015, the Board also declared a quarterly dividend of $0.4921875 per share on the Company’s 7.875% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series A Preferred Shares”), for the quarter ending June 30, 2015 (the “Series A Preferred Dividend”).
On June 9, 2015, the Board also declared a quarterly dividend of $0.50 per share on the Company’s 8.0% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series B Preferred Shares”), for the quarter ending June 30, 2015 (the “Series B Preferred Dividend”).
On June 9, 2015, the Board also declared a quarterly dividend of $0.40625 per share on the Company’s 6.50% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (“Series C Preferred Shares”), for the quarter ending June 30, 2015 (the “Series C Preferred Dividend”).
The Common Dividend is payable on July 15, 2015 to holders of record of Common Shares as of the close of business on June 30, 2015 (the “Record Date”).
The Series A Preferred Dividend is payable on July 15, 2015 to holders of record of Series A Preferred Shares as of the Record Date. The Series A Preferred Dividend represents a rate of 7.875% per annum of the $25 per share liquidation preference (equivalent to $1.96875 per annum per share).
The Series B Preferred Dividend is payable on July 15, 2015 to holders of record of Series B Preferred Shares as of the Record Date. The Series B Preferred Dividend represents a rate of 8.0% per annum of the $25 per share liquidation preference (equivalent to $2.00 per annum per share).
The Series C Preferred Dividend is payable on July 15, 2015 to holders of record of Series C Preferred Shares as of the Record Date. The Series C Preferred Dividend represents a rate of 6.5% per annum of the $25 per share liquidation preference (equivalent to $1.625 per annum per share).
On June 11, 2015, a subsidiary of the Company completed its acquisition of the 221-room The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel (“The Tuscan”) located in San Francisco, California for a purchase price of $122.0 million from an unaffiliated third party. This transaction was funded with available cash and borrowings under the Company’s unsecured revolving credit facility.
The Tuscan will continue to be managed by Kimpton Hotels & Restaurants, its current manager, under a new operating agreement.
This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. These forward-looking statements relate to drawing amounts under the term loan facility and payment of dividends. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 10, 2015, regarding the dividends declaration.
99.2	Press release, dated June 10, 2015, regarding the term loan credit agreement.
99.3	Press release, dated June 11, 2015, regarding the acquisition of The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel.
99.4	Materials about The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

June 12, 2015	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated June 10, 2015, regarding the dividends declaration.
99.2	Press release, dated June 10, 2015, regarding the term loan credit agreement.
99.3	Press release, dated June 11, 2015, regarding the acquisition of The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel.
99.4	Materials about The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel.